SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 8, 2003

Date of Report (Date of earliest event reported)

THE SANDS REGENT

(Exact name of registrant as specified in its charter)

Nevada	0-14050	88-0201135
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 North Arlington Ave. Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

(775) 348-2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

Exhibit 99.3—Press Release dated December 8, 2003.

On December 8, 2003, the Company issued a press release announcing an agreement to purchase Rail City casino in Sparks, Nevada, from Alliance Gaming Corporation. The full text of the press release is set forth in Exhibit 99.3 attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Sands Regent

Date: December 5, 2003	By:	/s/ Ferenc B. Szony

	Name:	Ferenc B. Szony
	Title:	President and Chief Executive Officer